EXHIBIT 3.6 TO FORM 10-QSB


                            Limited Waiver of Certain
                               Rights and Remedies

         The undersigned Lender hereby waives those rights and remedies arising from the application of Section 7.1 (j); Section 7.2 and Section 9.1 (c), (d) and (f) of the Loan and Security Agreement by and between Phymed Inc. as borrower and Patrick A. Luckett as Lender and George C. Barker as Guarantor, dated September 21, 1993.



                                             /s/ Patrick Alan Luckett
                                           -----------------------------------
                                                 Patrick Alan Luckett
                                                 October 24, 1998











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